EXHIBIT 32.1

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Oldwebsites.com, Inc, (the “Company”) on 10-SB for the period from January 1, 2006 through December 31, 2006 as filed with the Securities and Exchange Commission (the “Report”), I, Jamie Roszel, President, of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

March 30,2007	/s/ Jamie Roszel
Jamie Roszel
President